Exhibit 10.1



                      PHARMACEUTICAL DEVELOPMENT AGREEMENT


         This PHARMACEUTICAL DEVELOPMENT AGREEMENT (this "Development Agreement") is dated as of June 10, 2003 (the "Effective Date"), and is by and between FERRO PFANSTIEHL LABORATORIES, INC. ("Ferro Pfanstiehl"), a Delaware corporation, and Bioenvision Inc. ("Bioenvision"), a Delaware corporation.

                                    Recitals

A. Bioenvision is engaged in the clinical development, production, and sale of Clofarabine, a purine based nucleoside.

B.       Ferro Pfanstiehl has specific  expertise in the development,  contained
         handling,   manufacture,   and   sale  of   nucleoside   based   Active
         Pharmaceutical Ingredients ("API's").

C. Bioenvision uses Clofarabine as an ingredient in its purine-based nucleoside drug products now under clinical investigation.

D. Ferro Pfanstiehl and Bioenvision desire to enter into a relationship for the scale up, final development, CTM supply and cGMP supplier qualification of the API Clofarabine according to the terms and conditions of this Development Agreement.

     In consideration of the foregoing and for other good and valuable consideration, and intending to be bound legally by this Development Agreement, Ferro Pfanstiehl and Bioenvision hereby agree as follows:

                                    Agreement

Article 1 - Definitions

1.1 Definitions. Appendix A to this Development Agreement sets forth the definitions of certain terms used in this Development Agreement. Those terms shall have the meanings set forth on Exhibit A where used in this Development Agreement and identified with initial capital letters.

1.2 Construction. For purposes of this Development Agreement, except where the context otherwise requires:

         (A)      The term "parties" means Bioenvision and Ferro Pfanstiehl.

         (B) The term "person" includes any natural person, firm, association, partnership, corporation, limited liability company, limited liability partnership, governmental agency, or other entity and the term "third party" means any person other than the parties and their Affiliates.

         (C) All currency amounts stated in this Development Agreement are in United States Dollars.


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         (D)      References  to "days" mean calendar  days.  (If,  however,  an action or obligation is due to be undertaken by or on a day other than a business day, i.e., a Saturday, Sunday, or public holiday, in New York, then that action or obligation will be deemed to be due on the next following business day.)

         (E) When introducing a series of items, the term "including" is not intended to limit the more general description that precedes the items listed.

         (F) The headings of the Articles and Sections are included for convenience of reference only and are not intended to affect the meaning of the operative provisions to which they relate.


Article 2 - Development Program

2.1 Development Program. Attached to this Development Agreement as Exhibit B is a description of a program (the "Development Program") to develop Clofarabine API. The Development Program includes, but is not limited to, the following:

         (A) Transfer of validated analytical support methods,

         (B       Development and validation of a residue detection method,

         (C)      Verification of the current process chemistry,

         (D)      Generation   of   laboratory-based   samples  for   analytical
                  comparison with existing API standards,

         (E)      Preparation of a technology transfer summary report,

         (F) Pilot production of 0.5 Kgs of cGMP API suitable for US and EU CTM use,

         (G)      An ICH-compliant stability study,

         (H)      cGMP  compliant   analytical,   manufacturing,   and  cleaning
                  documentation, and

         (I) An engineering response, with unit operations definition consistent with a commercial 5 -10 Kg. scale-up, as part of potential supplier qualification program.

2.2 Engagement. Bioenvision hereby engages Ferro to carry out the Development Program, and Ferro Pfanstiehl agrees to use reasonable commercial efforts to carry out, the Development Program under the terms and conditions set forth in this Development Agreement. Ferro Pfanstiehl will carry out the Development Program on Milestone basis and will use its commercially reasonable efforts to perform each Milestone Phase in accordance with the Development Program.

2.3 Ferro Pfanstiehl's Responsibilities. In carrying out the Development Program, Ferro Pfanstiehl will be solely responsible for the following:


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         (A)      The analytical development services described on Exhibit B,

         (B)      The process chemistry services described Exhibit B,

         (C)      The  regulatory   affairs  and  quality   control   activities
                  described on Exhibit B,

         (D) The process engineering, project management, and manufacturing support activities described on Exhibit B,

         (E) Manufacture of intermediate protected fluoro-sugar coupling reagent D-138,

         (F) Manufacture of clinical trial material meeting all cGMP requirements as described on Exhibit B, and

         (G)      Preparation of a suitable project Gantt Chart.

2.4 Bioenvision's Responsibilities. To assist Ferro Pfanstiehl in carrying out the Development Program, Bioenvision will -

         (A) Provide Ferro Pfanstiehl, in a timely fashion, with all relevant documentation and data necessary or appropriate for Ferro Pfanstiehl performance hereunder, including all confidential Information, documentation and data relating to product safety, stability, all analytical support methods, analytical validation reports, drug substance stability data, impurity profiles, reference standards, process development reports, batch records and the like associated with Clofarabine in Bioenvision's possession or in the possession of a third party on behalf of Bioenvision,

         (B) Ensure that all materials supplied to Ferro Pfanstiehl by or on behalf of Bioenvision are suitable for use under this Development Agreement, comply with all applicable laws and regulations (including those relating to the import of such materials) and have received all required governmental and regulatory approvals, including customs and FDA approvals,

         (C) Supply a fully characterized API reference standard and selected impurity standards along with samples of the alpha & beta anomers of the protected clofarabine coupling product. and

         (D)      Identify an approved source of 2-chloroadenine.

         Bioenvision will promptly provide such additional support, information, and approvals as Ferro Pfanstiehl may reasonably request.

2.5 Reports. During the Development Program, Ferro Pfanstiehl will provide Bioenvision with written reports on a periodic basis on Ferro Pfanstiehl's work on the Development Program and otherwise endeavor to keep Bioenvision reasonably apprised of Ferro Pfanstiehl's progress on an informal basis. In addition, Ferro Pfanstiehl will respond to Bioenvision's reasonable inquiries about the status of the Development Program and, if requested, participate in periodic meetings at Ferro Pfanstiehl's facility to discuss Development Program results and progress. In addition, if requested by Bioenvision, Ferro Pfanstiehl



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         will  package  and  ship to  Bioenvision  or its  designee  batches  of
         Clofarabine prepared during the Development Program. Ferro Pfanstiehl will retain representative samples from each batch of Clofarabine for record keeping, stability testing and other regulatory purposes.

2.6 Program Cost and Payment. Bioenvision will pay Ferro Pfanstiehl an aggregate fee for the Development Work equal to:

         (A) A non-refundable "Project Initiation Fee" of $50,000.00 (fully creditable against Milestone Payments) plus

         (B)      Milestone Payments as set forth on Exhibit B.

         Bioenvision is paying Ferro Pfanstiehl the Project Initiation simultaneously with the execution and delivery of this Development Agreement. Bioenvision will pay each of the Milestone Payments Net 30 days after the completion of each Milestone.


Article 3 - Intellectual Property

3.1 Ferro Pfanstiehl Intellectual Property. The parties anticipate that Ferro Pfanstiehl will use its own intellectual property (the "Ferro Pfanstiehl Intellectual Property") in developing Clofarabine for purine-based nucleoside drug products under this Development Agreement. Some of such Ferro Pfanstiehl Intellectual Property may be embodied in patents owned by or assigned to Ferro Pfanstiehl (the "Ferro Pfanstiehl Patents") and some of such technology may represent Ferro Pfanstiehl trade secrets and know how (the "Ferro Pfanstiehl Trade Secrets and Know How"). The following provisions will apply to Ferro Pfanstiehl Intellectual Property:

         (A) Generally. Ferro Pfanstiehl will retain its ownership of and all of its rights in and to all Ferro Pfanstiehl Intellectual Property, whether or not such Ferro Pfanstiehl Intellectual Property is one of the resources used in developing Clofarabine under this Development Agreement. Nothing in this Development Agreement shall be deemed to be a conveyance of any Ferro Pfanstiehl Intellectual Property to Bioenvision or any other party.

         (B) Use of Ferro Pfanstiehl Intellectual Property. Ferro Pfanstiehl hereby grants Bioenvision a limited, royalty-free right and license to use such Ferro Pfanstiehl Intellectual Property as may be needed by Bioenvision to make use of the Clofarabine API developed pursuant to the Development Agreement, but such right and license shall not extend to any use of Ferro Pfanstiehl Intellectual Property not necessary for such use. Ferro Pfanstiehl hereby authorizes Bioenvision to list (within the meaning of the FD&C Act) the Ferro Pfanstiehl patents.

         (C) Protection of Trade Secrets and Know-How. Ferro Pfanstiehl will use its best efforts to identify technology to be used by Ferro Pfanstiehl and/or Bioenvision in the development of Clofarabine under this Development Agreement that Ferro Pfanstiehl deems to be Ferro Pfanstiehl Trade Secrets and Know How. With respect to Ferro Pfanstiehl Trade Secrets and Know How,


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                  (1)      Bioenvision  acknowledges  that the Ferro  Pfanstiehl
                           Trade Secrets and Know How are the property of Ferro Pfanstiehl and are treated by Ferro Pfanstiehl as confidential business information.

                  (2) Bioenvision will treat the Ferro Pfanstiehl Trade Secrets and Know How as confidential and will protect the Ferro Pfanstiehl Trade Secrets and Know How in the same manner and with the same degree of care Bioenvision protects its own trade secrets and other confidential business information.

                  (3) Bioenvision will use the Ferro Pfanstiehl Trade Secrets and Know How only for purposes of developing applications of Clofarabine API.

                  (4) Except as required by law, Bioenvision will disclose Ferro Pfanstiehl Trade Secrets and Know How only to those of Bioenvision's employees who need access to the Ferro Pfanstiehl Trade Secrets in order to carry out Bioenvision's responsibilities with respect to Bioenvision's application to Clofarabine, a purine-based nucleoside drug product, and Bioenvision will not disclose any of the Ferro Pfanstiehl Trade Secrets and Know How to any other parties without prior approval of Ferro Pfanstiehl for any other purpose.

3.2      Bioenvision   Intellectual   Property.   The  parties  anticipate  that
         Bioenvision may make available certain proprietary technology (the "Bioenvision Intellectual Property") relating to the development of Clofarabine API under this Development Agreement. Some of such Bioenvision Intellectual Property may be embodied in patents owned by or licensed to Bioenvision (the "Bioenvision Patents") or patents or other Intellectual Property that is due to Bioenvision under existing agreements with third parties and some of such technology may represent Bioenvision trade secrets and know how (the "Bioenvision Trade Secrets and Know How"). The following provisions will apply to Bioenvision Intellectual Property:

         (A) Generally. Bioenvision will retain its ownership of and all of its rights in and to all Bioenvision Intellectual Property whether or not such Bioenvision Intellectual Property is one of the resources used by Ferro Pfanstiehl in the development of of Clofarabine. Nothing in this Development Agreement shall be deemed to be a conveyance of any Bioenvision Intellectual Property to Ferro Pfanstiehl or any other person.

         (B) Use of Bioenvision Intellectual Property. Bioenvision hereby grants Ferro Pfanstiehl a limited, royalty-free right and license to use Bioenvision Intellectual Property in the development of Clofarabine under this Development Agreement, but such right and license shall not extend to any other use of Bioenvision Intellectual Property.

         (C) Protection of Trade Secrets. Bioenvision will use its best efforts to identify technology to be used by Ferro Pfanstiehl and/or Bioenvision in connection with the development of Clofarabine under this Development Agreement that Bioenvision deems to be Bioenvision Trade Secrets and Know How. With respect to Bioenvision Trade Secrets and Know How,


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                  (1)      Ferro  Pfanstiehl  acknowledges  that the Bioenvision
                           Trade  Secrets  and  Know  How  are the  property  of
                           Bioenvision   and  are  treated  by   Bioenvision  as
                           confidential business information.

                  (2) Ferro Pfanstiehl will treat the Bioenvision Trade Secrets and Know How as confidential and will protect the Bioenvision Trade Secrets in the same manner and with the same degree of care Ferro Pfanstiehl protects its own trade secrets and other confidential business information.

                  (3) Ferro Pfanstiehl will use the Bioenvision Trade Secrets and Know How only for purposes of carrying out Ferro Pfanstiehl's responsibilities relating to Clofarabine API under this Development Agreement.

                  (4) Except as required by law, Ferro Pfanstiehl will disclose Bioenvision Trade Secrets and Know How only to those of Ferro Pfanstiehl employees who need access to the Bioenvision Trade Secrets and Know How in order for Ferro Pfanstiehl Pfanstiehl to carry out its responsibilities with respect to the development of Clofarabine and Ferro Pfanstiehl will not disclose any of the Bioenvision Trade Secrets and Know How to any other person or for any other purpose.

3.3      Jointly Developed Intellectual Property.

         (A) FPL Property. Bioenvision acknowledges that FPL possesses certain inventions, processes, know-how, trade secrets, improvements, other intellectual properties and other assets, including certain procedures and techniques, computer technical expertise, software, and technical conceptual expertise in the area of general drug development and manufacturing, that have been independently developed by FPL without the benefit of any information provided by, or intellectual property owned or licensed by, Bioenvision (collectively "FPL Property"). All FPL Property and all improvements thereto which are used, improved, modified or developed by FPL under or during the term of this Development Agreement are, will be and will remain the sole and exclusive property of FPL.

         (B) Ownership and Rights to Inventions and Technology, All inventions, technology and information, whether patentable and/or licensable or not (other than those described under Subsection 3.3(A) above that are the sole and exclusive property of FPL pursuant to such Section) that are conceived, reduced to practice or created solely by FPL and/or its agents during the performance of this Agreement, or created by FPL and/or its agents in conjunction with Bioenvision, shall, in each case, be owned by Bioenvision; provided, however, that Bioenvision shall grant and hereby grants to FPL a royalty-free, non-exclusive, world-wide, irrevocable license to practice any such Bioenvision owned technology to manufacture clofarabine during the term of this Development Agreement.

3.4 Protection of Trade Secrets and Know How. Each party will use its best efforts to maintain the confidentiality of Jointly Developed Trade Secrets and Know How and to preserve available trade secret protection afforded to such


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         Jointly  Developed  Trade  Secrets and Know How.  Without  limiting the generality of the foregoing,

         (A) Each party will treat the Jointly Developed Trade Secrets and Know How as confidential and will protect the Jointly Developed Trade Secrets and Know How in the same manner and with the same degree of care such party protects its own trade secrets and other confidential business information.

         (B) Each party will use the Jointly Developed Trade Secrets and Know How only as permitted under this Development Agreement.

         (C) Except as required by law, each party will disclose Jointly Developed Trade Secrets and Know How only to those of such party's employees who need access to the Jointly Developed Trade Secrets and Know How in order to use such Jointly Developed Trade Secrets and Know How as permitted under this Development Agreement and will not disclose any of the Jointly Developed Trade Secrets to any other person for any other purpose.

3.5 Warranties. The parties hereby represent and warrant to each other the following:

         (A) Bioenvision Warranty. Bioenvision hereby represents and warrants to Ferro Pfanstiehl that Bioenvision, its Affiliates and/or its licensee have unencumbered ownership of the Bioenvision Intellectual Property (as defined above) and the unrestricted right to disclose such Bioenvision Intellectual Property to Ferro Pfanstiehl as provided in this Development Agreement, and the full and unrestricted right to convey to Ferro Pfanstiehl rights in the Bioenvision Intellectual Property set forth in this Article 3.

         (B) Ferro Pfanstiehl Warranty. Ferro Pfanstiehl hereby represents and warrants to Bioenvision that Ferro Pfanstiehl has unencumbered ownership of the Ferro Pfanstiehl Intellectual Property (as defined above) and the unrestricted right to disclose such Ferro Pfanstiehl Intellectual Property to Bioenvision as provided in this Development Agreement, and the full and unrestricted right to convey to Bioenvision rights in the Ferro Pfanstiehl Intellectual Property set forth in this
                  Article 3.


Article 4 - Confidentiality

4.1 Confidential Information. For purposes of this Development Agreement, the term "Confidential Information" means the information disclosed by one party (the "Disclosing Party") to the other party (the "Receiving Party") that the Disclosing Party identifies as confidential business information in the ordinary course conduct of its business.

4.2 Exclusions. Notwithstanding Section 4.1 above, the term "Confidential Information" does not include any information a Receiving Party can demonstrate -

         (A) Was already known by the Receiving Party when the Disclosing Party disclosed it to the Receiving Party,


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         (B)      Is publicly  known or comes into the public  domain  without a breach by the Receiving Party of the Receiving Party's duties under this Development Agreement,

         (C) Is subsequently independently conceived or discovered by the Receiving Party or its employees without access to the Confidential Information, or

         (D) Is subsequently disclosed to the Receiving Party by another person who is not under an obligation of confidence to the Disclosing Party.

4.3. Protection of Confidential Information. Each party as a Receiving Party acknowledges that the Confidential Information is the property of the Disclosing Party and is treated by the Disclosing Party as confidential business information. The Receiving Party will treat the Confidential Information as confidential and will protect the Confidential
         Information in the same manner and with the same degree of care the Receiving Party protects its own trade secrets and other confidential business information.

4.4 Disclosure of Confidential Information. Except as required by law, a Receiving Party will disclose the Confidential Information only to those of its employees who need access to the Confidential Information in order for the Receiving Party to perform its obligations under this Development Agreement. The Receiving Party will not disclose any of the Confidential Information to any other person or entity without the Disclosing Party's written permission.

4.5 Return or Destruction. At the end of the Term, unless the parties otherwise agree in writing, the Receiving Party will immediately stop using Confidential Information and, if the Disclosing Party so requests in writing, promptly return to the Disclosing Party or destroy all records (whether in written form or other media) containing Confidential Information. The Receiving Party may, however, retain records that demonstrate the Receiving Party's full compliance with this Development Agreement if such retained records are used only for that purpose.


Article 5 - Certain Representations and Warranties

5.1 Ferro Pfanstiehl's Respresentations and Warranties. Ferro Pfanstiehl represents and warrants to Bioenvision that -

         (A) Ferro Pfanstiehl has the full legal power and authority to execute, deliver and perform its obligations under this Development Agreement,

         (B)      Ferro   Pfanstiehl  will  engage  and  employ   professionally
                  qualified personnel to carry out the Development Program,

         (C) Ferro Pfanstiehl will use its commercially reasonable efforts to successfully complete the Development Program according to the Development Program schedule, and

         (D) Ferro Pfanstiehl will comply, in all material respects, with all applicable laws in the performance of its obligations under this Development Agreement.


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         Bioenvision  acknowledges,  however, that since the Development Program is of a developmental or research nature,  there can be no guarantee of
         complete  technical   success,   and  Ferro  Pfanstiehl  has  given  no
         guarantee, that the Development Program will be successfully completed, or successfully completed within the contemplated time frame, despite Ferro Pfanstiehl commercially reasonable efforts to do so. Accordingly, Ferro Pfanstiehl will not be deemed to be in breach of this Development Agreement solely because it fails to complete the Development Program.

5.2 Bioenvision's Respresentations and Warranties. Bioenvision represents and warrants to Ferro Pfanstiehl that -

         (A) Bioenvision has the full legal power and authority to execute, deliver and perform its obligations under this Development Agreement,

         (B) Bioenvision has the unencumbered legal right to deliver the Clofarabine Information and the Bioenvision Property to Ferro Pfanstiehl as provided in this Development Agreement,

         D) Bioenvision will comply, in all material respects, with all applicable laws in the performance of its obligations under this Development Agreement.

5.3 Disclaimer. The warranties provided in ARTICLE 3 AND this Article 5 are the only warranties EITHER PARTY has given TO THE OTHER PARTY. Such warranties are IN LIEU OF all other representations, or other warranties INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR INTENDED USE AND/OR INFRINGEMENT, that EITHER PARTY might have given or which might be provided or implied by law or commercial practice, which other warranties ARE HEREBY EXCLUDED.

Article 6 - Term and Termination

6.1 Term. Unless earlier terminated or cancelled in accordance with the provisions of this Article 6, the term of this Development Agreement (the "Term") will begin the Effective Date and will end when Ferro Pfanstiehl has completed the Development Program or, if earlier, the date when this Development Agreement is terminated or cancelled pursuant to this Article 6. If, however, Ferro Pfanstiehl has not completed the Development Program by December 31, 2007, then this Development Agreement will automatically terminate without further action by either party.

6.2 Termination by Mutual Agreement. This Agreement may be terminated at any time upon mutual written agreement between the parties provided such termination is in a written document signed by both parties that refers specifically to this Section 6.2.

6.3 Cancellation for Default. This Agreement may be cancelled by either party in the event of a Default by the other party. A "Default" shall be deemed to have occurred when:

         (A)      A  party   breaches  its  material   obligations   under  this
                  Development Agreement,



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         (B)      The other party gives the breaching  party  written  notice of breach in sufficient detail to apprise the breaching party of the scope and extent of the alleged breach and specifically referring to this Section 6.3,

         (C) After having received such written breach notice, the breaching party fails to cure such default within 10 days (in the case of a failure by Bioenvision to pay any amounts hereunder when due), 90 days (in the case of a breach of Bioenvision's representation and warranty in Section 8.3), or 30 days (in the case of any other breach), provided, however, if a breach is incapable of cure within 30 days and the breaching party certifies to the other party in writing that it is working diligently to cure such breach, such 30-day period will be extended to for an additional 30 days, and

         (D) The other party delivers a written notice of default to the breaching party.

         In such case, this Development Agreement will be deemed cancelled effective with the delivery of a default notice under Section 8.3(D) above. Cancellation of this Development Agreement pursuant to this
         Section 8.3 shall not affect any other rights or remedies, which may be available to either party.

6.4 Bankruptcy; Insolvency. Either party may terminate this Development Agreement upon the occurrence of either of the following:

         (A) The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the other party in an involuntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal or state insolvency or other similar law and the continuance of any such decree or order un-stayed and in effect for a period of 60 consecutive days (other than any such case which was initiated, directly or indirectly, by the party attempting to cancel this Development Agreement or any Affiliates thereof); or

         (B) The filing by such party of a petition for relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state insolvency or other similar law.

6.5 Rights and Duties on Termination or Cancellation. Upon termination or cancellation of this Development Agreement -

         (A) Ferro Pfanstiehl will, as promptly as practicable -

                  (1) Cease work on the Development Program, and

                  (2) Turn over to Bioenvision all results and information obtained during the Development Program (whether in written or electronic form) which are then in Ferro Pfanstiehl's possession.

         (B) Bioenvision will promptly pay or reimburse Ferro Pfanstiehl for all undisputed fees, expenses and uncancellable obligations incurred hereunder through the date of such termination or cancellation.

         (C)      At Ferro Pfanstiehl option,

                  (1) The parties will promptly agree on a procedure by which possession of any equipment located at Ferro Pfanstiehl facility that is paid for by Bioenvision is given to Bioenvision (with Bioenvision paying all reasonable costs associated with the removal of such equipment, including Ferro Pfanstiehl's facility restoration costs), or

                  (2) Ferro Pfanstiehl may purchase all or any portion of such equipment from Bioenvision by paying Bioenvision the depreciated (calculated on a straight-line basis) book value thereof.

         (D) The obligations of confidentiality and restrictions on use of Confidential Information in this Development Agreement will survive.

Article 7 - Indemnification

7.1 Indemnification of Bioenvision. Ferro Pfanstiehl will indemnify and defend Bioenvision, and hold Bioenvision harmless from and against, any costs, expenses (including reasonable attorneys' fees), losses, damages, or liabilities resulting from a claim of physical damage to property of third parties or injury to persons ("Losses") proximately caused by the gross negligence, recklessness, or intentional wrongdoing of Ferro Pfanstiehl or its directors, officers, agents, representatives or permitted assigns while engaged in activities under this Development Agreement. Ferro Pfanstiehl will likewise indemnify and defend Bioenvision,s directors, officers, agents, representatives or permitted assigns, and hold the same harmless from and against, any Losses proximately caused by the gross negligence, recklessness, or intentional wrongdoing of Ferro Pfanstiehl or its directors, officers, agents, representatives or permitted assigns while engaged in activities under this Development Agreement.

7.2 Indemnification of Ferro Pfanstiehl. Bioenvision will indemnify and defend Ferro Pfanstiehl, and hold Ferro Pfanstiehl harmless from and against, any Losses proximately caused by the gross negligence, recklessness, or intentional wrongdoing of Bioenvision or its directors, officers, agents, representatives or permitted assigns while engaged in activities under this Development Agreement. Bioenvision will likewise indemnify and defend Ferro Pfanstiehl's directors, officers, agents, representatives or permitted assigns, and hold the same harmless from and against, any Losses proximately caused by the gross negligence, recklessness, or intentional wrongdoing of
         Bioenvision or its directors, officers, agents, representatives or permitted assigns while engaged in activities under this Development Agreement.

7.3 Special Indemnity. Bioenvision represents and warrants to Ferro Pfanstiehl that the development, production, and sale of Clofarabine will not infringe the rights of any third party, including, without limitation, any rights of ILEX Oncology, Inc., Sourthern Research Institute or their respective affiliates. Without limiting the generality of the indemnity contained in Section 7.2 above, Bioenvision will indemnify and defend Ferro Pfanstiehl, and hold Ferro Pfanstiehl harmless from and against, any Losses proximately caused by the actual or alleged infringement of any patent application, patent, trade secret, or other intellectual property right of third parties arising out of the development, manufacture, use, or sale by Ferro Pfanstiehl of Clofarabine for Bioenvision under this Development Agreement.

Article 8 - Dispute Resolution

If the parties ever have a dispute involving their respective rights and obligations under this Development Agreement, then the parties will attempt to resolve such dispute as follows:

8.1 Dispute Notice. Either Ferro Pfanstiehl or Bioenvision may at any time deliver to the other a written dispute notice setting forth a brief description of the issues for which such notice initiates the dispute resolution mechanism set forth in this Article 8. Such dispute notice shall also specify the provision or provisions of this Development Agreement and the facts or circumstances, in reasonable detail, that are the subject matter of the dispute.

8.2 Informal Negotiations. During the 30-day period following delivery of a dispute notice described in Section 8.1, the parties will cause their representatives to meet and seek to resolve the disputed items cordially through informal negotiations

8.3 Dispute Resolution Proceedings. If representatives of the parties are unable to resolve disputed items through the informal negotiations described in Section 8.3, then within 30 days after the informal negotiation period the parties will refer the disputed issues to a dispute resolution panel for final resolution as follows:


         (A) Designation of Representatives. Within seven days after such informal negotiation period, Ferro Pfanstiehl and Bioenvision will each designate one representative to serve on the dispute resolution panel. (If either party fails or refuses to designate a representative, then the other party will be entitled to have a representative appointed for such party by the CPR Institute.)

         (B) Selection of Neutral. Promptly after they have been designated, the designated representatives will meet and select a neutral person (the "Neutral") to serve as the third member of the dispute resolution panel. If the designated representatives of parties cannot agree on a Neutral, then either representative may request the CPR Institute to select the Neutral.

         (C) Procedures and Process. At the time the matter is referred to the dispute resolution panel, Ferro Pfanstiehl and Bioenvision will jointly establish the procedures to be followed with respect to the presentation of the parties' respective positions and the process by which the dispute resolution panel will reach and render its decision on the disputed issues. If Ferro Pfanstiehl and Bioenvision cannot agree on such procedures and processes, then the Neutral will establish such procedures and process, which will, in all events, be consistent with the foregoing.

         (D) Decision. The dispute resolution panel will act by majority vote. The dispute resolution panel will base its decision on applicable provisions of this Development Agreement or, if the provisions of this Development Agreement do not resolve the matter, on general principles of substantive Delaware law. (The dispute resolution panel may, if it so desires, seek the opinion of an attorney licensed to practice law in the State of Delaware on any matter of substantive Delaware law on which the panel desires clarification.)


Article 9 - Force Majeure

9.1 Effect of an Event of Force Majeure. Neither party shall be held liable or responsible for any loss or damages resulting from any failure or delay in its performance due hereunder (other than the payment of money) caused by an Event of Force Majeure.

9.2 Notice of Force Majeure. If either party is delayed or rendered unable to perform due to an Event of Force Majeure, the affected party shall give notice of the same and its expected duration to the other party promptly after the occurrence of the cause relied upon, and upon the giving of such notice the obligations of the party giving the notice will be suspended during the continuance of the Force Majeure; provided, however, such party shall take commercially reasonable steps to remedy the Force Majeure with all reasonable dispatch. The requirement that Force Majeure be remedied with all reasonable dispatch shall not require the settlement of strikes or labor controversies by acceding to the demands of the opposing party.


Article 10 - Notices

All notices, requests and other communications under this Development Agreement shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or communicated by electronic transmission, or, if mailed, three days after mailing registered or certified mail, return receipt requested, with postage prepaid:

             If to Bioenvision, to:                    Bioenvision, Inc.
                                                       509 Madison Avenue, Suite 404
                                                       New York, New York 10022

                                                       Attention:        CEO and
                                                                         General Counsel

                                                       Telefax:          1.212.750.6777

             If to Ferro Pfanstiehl, to:               Ferro Pfanstiehl Laboratories, Inc.
                                                       1219 Glen Rock Avenue
                                                       Waukegan, Illinois 60085

                                                       Attention:        General Manager

                                                       Telefax:          1.847.623.9173


                      With a copy to:                  Ferro Pfanstiehl Laboratories, Inc.
                                                       1000 Lakeside Avenue
                                                       Cleveland, Ohio 44114
                                                       USA

                                                       Attention:        General Counsel

                                                       Telefax:          1.216.875.7275

         Either party may change its notice address above to a different address by giving the other party written notice of such change.


                           Article 11 - Miscellaneous

11.1 Independent Contractor. Ferro Pfanstiehl will perform services hereunder only as an independent contractor, and nothing herein shall be construed to be inconsistent with such relationship or status. Under no circumstances shall Ferro Pfanstiehl be considered to be an employee or agent of Bioenvision.

11.2 Publicity. Any press release, publicity or other form of public written disclosure related to this Development Agreement prepared by one party shall be submitted to the other party prior to release for approval, which approval shall not be unreasonably withheld or delayed by such other party.

11.3 Severability. If any provision of this Development Agreement shall finally be determined to be unlawful, then such provision will be deemed to be severed from this Development Agreement and replaced by a lawful provision which carries out, as closely as possible, the intention of the parties and preserves the economic bargain contemplated by this Development Agreement and, in such case, each and every other provision of this Development Agreement will remain in full force and effect.

11.4 Assignment. Neither party may assign any right or delegate any duty under this Development Agreement without the written approval of the other party; provided, however, that Bioenvision may, without such consent, assign this Development Agreement in connection with the transfer or sale of all or substantially all of its assets or the merger or other business combination with, to, or into another entity, and either party may assign Development Agreement to it parent company or a company under the common control of its parent company. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee will be required to assume all obligations of its assignor under this Development Agreement. No assignment shall relieve either party of responsibility for the performance of any obligation, which accrued prior to the effective date of such assignment.

11.5 Subcontractors. Ferro Pfanstiehl may use subcontractors to perform any part of this Development Agreement, provided such subcontractors are bound by a confidentiality agreement with Ferro Pfanstiehl and meet such other quality standards as may be imposed on Ferro Pfanstiehl under this Development Agreement (for example, without limitation, Ferro Pfanstiehl may, at its option, have cleaning verification/methods validation performed by a CGMP compliant laboratory).

11.6 Governing Law. This Development Agreement will be governed by and construed in accordance with the internal substantive laws of State of Delaware, without giving effect to such state's principles of conflicts of laws..

11.7     Headings.   Paragraph   headings  and  captions  used  herein  are  for
         convenience of reference only and shall not be used in the construction or interpretation of this agreement.

11.8 Waiver. Neither party's waiver of any breach or failure to enforce any of the terms and conditions of this Development Agreement, at any time, shall in any way affect, limit or waive such party's right thereafter to enforce and compel strict compliance with every term and condition of this Development Agreement.

11.9 Construction. This Devleopment Agreement has been jointly prepared on the basis of the mutual understanding of the parties and shall not be construed against either party by reason of such party's being the drafter hereof or thereof.

11.10 Exhibits. The Exhibits to this Development Agreement form an integral part of this Development Agreement and are hereby incorporated into this Development Agreement by this reference.

11.11 Counterparts. More than one counterpart of this Development Agreement may be executed by the parties hereto, and each fully executed counterpart shall be deemed an original without production of the others.

11.12 Complete Agreement. This Development Agreement and the Pharmaceutical Supply Agreement between the parties, dated thedate hereof, together set forth the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supercede all prior letters of intent, agreements, undertakes, arrangements, communications, representations, or warranties, whether oral or written, by any officer, employee, or representative of either party relating thereto.

         To evidence their agreement as stated above, BIOENVISION, INC. and FERRO PFANSTIEHL LABORATORIES, INC., have each caused their respective duly authorized directors, officers, or attorneys to execute this PHARMACEUTICAL DEVELOPMENT AGREEMENT as of the date first above written.

                       BIOENVISION, INC.                                   FERRO PFANSTIEHL LABORATORIES, INC.

                                                                                    /S/ PETER THOMAS
                        /S/ DAVID LUCI
  By:                                                          By:
         ----------------------------------------------              ------------------------------------------------
                          David Luci                                                  Peter Thomas
                     Director of Finance,                                      Worldwide Business Director
                        General Counsel                                     Pharmaceuticals & Fine Chemicals

                                    EXHIBIT A
                                    ---------

                                   Definitions
                                   -----------

         The following terms identified with initial capital letters are defined in the following Sections of this Development Agreement:


Term                                                        Cross Reference


API's    ...................................................Recital B


Bioenvision ................................................Preamble


Bioenvision Field of Use ...................................Section 3.3(B)(5)(a)


Bioenvision Intellectual Property ..........................Recital 3.2


Bioenvision Patents ........................................Section 3.2


Bioenvision Trade Secrets and Know How .....................Recital 3.2


Confidential Information ...................................Section 4.1


Development Agreement ......................................Preamble


Development Program ........................................Section 2.1


Disclosing Party ...........................................Section 4.1


Effective Date .............................................Preamble


Event of Force Majeure......................................Section 9.3


Ferro Pfanstiehl ...........................................Preamble


Ferro Pfanstiehl Field of Use ..............................Section 3.3(B)(5)(b)


Ferro Pfanstiehl Intellectual Property .....................Section 3.1


Ferro Pfanstiehl Patents ...................................Section 3.1


Ferro Pfanstiehl Trade Secrets and Know How ................Section 3.1


Joint Development Trade Secrets and Know How ...............Section 3.3


Jointly Developed Intellectual Property ....................Section 3.3


Jointly Developed Patentable Inventions  ...................Section 3.3


Jointly Developed Patents ..................................Section 3.3(B)(4)


Milestone Payments .........................................Section 2.6(B)


Neutral ....................................................Sectopm 8.3(B)


Project Initiation Fee .....................................Section 2.6(A)


Receiving Party ............................................Section 4.1


Term .......................................................Section 6.1

         In addition the following term or terms shall have the meanings set forth below where used in this Development Agreement and identified with initial capital letters:

Term                                          Meaning

Event of Force Majeure                        Any event  beyond  the  reasonable
                                              control of the party  assert  such
                                              an event, including events such as
                                              wars,   insurrection,    acts   of
                                              terrorism,             lightening,
                                              earthquakes,     fires,    floods,
                                              strikes,    lockouts   and   other
                                              similar or dissimilar causes.

                                    EXHIBIT B
                                    ---------

1. Background: Bioenvision is developing Clofarabine as a potential New Chemical Entity (NCE). Bioenvision has indicated that the Clofarabine drug product, both alone and in combination with other oncolytics and adjuvants, is currently undergoing extensive clinical trials as an oncolytic for the treatment of various cancer-related disease states.

2. Technical Package: Under a secrecy agreement with Bioenvision, Ferro Pfanstiehl has received and reviewed an extensive technical package provided to Ferro Pfanstiehl by Ilex on behalf of Bioenvision on November 19, 2002. The scope of required activities included in that technical package included the following:

         a. Transfer of developmental & validated analytical support methods,

         b.       Development and validation of a residue detection method,

         c. Verification of the current process chemistry & further process development per i. below,

         d.       Generation   of   laboratory-based   samples  for   analytical
                  comparison with existing API standards,

         e.       Preparation of a technology transfer summary report,

         f. Pilot production of approximately 0.5 Kgs of cGMP API suitable for US and EU CTM use,

         g.       An ICH-compliant stability study,

         h.       cGMP  compliant   analytical,   manufacturing,   and  cleaning
                  documentation, and

i. An engineering response, with unit operations definition consistent with a commercial 5 -10 Kg. scale-up, as part of potential supplier qualification program.

                     j. Prepare and submit DMF or EU equivalent supporting Bioenvision IND's

3. Development Goals: The project development goals for the scope of process development work include the following:

         a. Assessment of solvent exchange during preparation of crude protected Clofarabine intermediate with avoidance of the use of solid drying agents,

         b. Application of solvent exchange concepts elsewhere in the process,

         c. Minimization or complete avoidance of solids drying steps throughout the process,

         d.       Substitution of heptane for petroleum ether.

         e.       General unit operation improvements throughout the process.

         f. Ferro Pfanstiehl is to produce approximately 0.5 Kgs of CGMP material suitable for human use in clinical trials.

4.       Key Assumptions: The key project assumptions are as follows:

         a. Ferro Pfanstiehl will manufacture and supply D-138, the key protected fluoro-sugar essential to the convergent synthesis of Clofarabine.

         b.       Ferro  Pfanstiehl  will  purchase   2-chloroadenine  from  the
                  existing Bioenvision supplier at the assumed price of $2000.00/kg delivered. If this price changes, the COGS will be adjusted appropriately.

         c. Bioenvision will supply a fully characterized reference standard of the Product and selected impurity standards of the alpha and beta anomers of the protected Clofarabine convergent coupling product.

         d.       Bioenvision   will  provide   reasonable  site  support  Ferro
                  Pfanstiehl desires to ensure successful technology transfer during the course of the anticipated activities.

         e. Yields will be consistent with those previously reported in technical transfer documents in the possession of Ferro Pfanstiehl.

5. Deliverables and Pricing:

               Analytical Services
               -------------------

         Transfer in Release/Stability Methods                       $12,000.00
         Analytical Support to Development                           $10,500.00
         Validate Method for Cleaning/Swab Recovery                  $14,000.00
         Transfer in of In-Process Methods                            $4,000.00
         In-Process HPLC Bromo Intermediate                           $7,000.00
         GC Method Support to Solvent Use on Regulated
         Intermediate Release                                          3,500.00
         Support to Process Development and Manufacturing             $7,000.00
         Analytical Supplies                                          $1,500.00

         Process Chemistry

         Verify Chemistry & Produce 20 & 50 Gm Samples               $21,000.00
         Preparation of a Technology Transfer Report                  $3,500.00
         Preparation of Manufacturing Summary Report                  $3,500.00
         Process Development Supplies and Dedicated Glassware        $11,000.00
         Unit Operations Based Process Development Program           $74,000.00

         Regulatory Affairs

         Batch Record, Cleaning Record Reviews & RA Releases          $3,500.00
         DMF/EUDMF Preparation & Submission                          $35,000.00

               Quality Control

         External Testing                                               $500.00
         ICH Stability Studies (Assay, Related Impurities, KF
         & Appearance: One lot at Two Conditions)                    $21,000.00

               Process Engineering

         Setup/Process Flow Diagram/Operability Reviews               $3,500.00

               Manufacturing

         Process Batch Record Development                            $10,500.00
         Cleaning Record Generation                                   $3,500.00

               Project Management

         Client Updates                                               $7,000.00
         Subtotal Development Activities                            $257,000.00

         Manufacture of CTM API

         Approx. 0.5 Kgs of CLOFARABINE Suitable for Human Use $165,430.00 Total Program Costs $422,430.00


6. Product Specifications: Attached as Exhibit C are the "Tentative Purchase Specifications" Exhibit C, The parties will negotiate the final purchase specifications in good faith before release following Method Suitability Testing of all appropriate assay procedures by Ferro Pfanstiehl.

7. Terms: $50,000.00 Non-Cancelable Project Initiation Fee, creditable against Milestone Invoicing, Deliverables Invoicing: Net 30 Days, FOB Waukegan, IL. Bioenvision will supply

         a. All available written and validated analytical methods as well as a validated stability indicating assay,

         b. Fully characterized API reference sample and selected impurity standards and samples of the alpha and beta anomers of the protected Clofarabine coupling product.,

         c.       The latest process improvement technology reports, and

         d. Approved source information for Ferro Pfanstiehl purchase of 2-chloroadenine.

8. Timing: A Project Gantt Chart is attached as Exhibit D dated 5/30/03 based on a Mid June Project Initiation. The Gantt indicates delivery of API for CTM material upon timely Bioenvision submission of suitable analytical support methodology, release method reports, reference and impurity standards, and characterization reports. Completion is expected on or about late December, 2003 per attached Gantt Chart.

9. Commercial Pricing Indication: $60,000.00/Kg for 5 Kg lots, $50,000/kg for 10 kg lots (Pricing Indications Subject to Change upon a more thorough definition of a commercially viable process description)

                                    EXHIBIT C
                                    ---------

                        Tentative Purchase Specifications
                        ---------------------------------


1.0      Compound Name:                     Clofarabine

2.0      References:                                 Current USP

3.0      Specifications:


         ---------------------------------------- --------------------------------------------------------------------
                          TEST                                              SPECIFICATIONS
                          ----                                              --------------

         ---------------------------------------- --------------------------------------------------------------------
         3.1       Physical Examination                                White to off-white solid


         --------- ------------------------------ --------------------------------------------------------------------
         3.2       Identification                                    Conforms to reference spectra
                   (FTIR)

         --------- ------------------------------ --------------------------------------------------------------------
         3.3       Identification                    The retention time of the principal peak in the chromatogram
                   (HPLC)                                                corresponds with the
                                                            Clofarabine peak in the reference chromatogram

         --------- ------------------------------ --------------------------------------------------------------------
         3.4       Assay (HPLC)                                           97.0% - 103.0% w/w

                                                          Calculated on the anhydrous and solvent-free basis

         --------- ------------------------------ --------------------------------------------------------------------
         3.5       Impurities (HPLC)                       Total <= 2.0%, Clofarabine (alpha) anomer <= 1.0%,
                                                                     and individual   un-named <=0.75%.
                                                                     Report all impurities =>0.05% AUC

         --------- ------------------------------ --------------------------------------------------------------------
         3.6       Water Determination USP (921)

                   (Karl Fisher)                                            Report Results

         --------- ------------------------------ --------------------------------------------------------------------
         3.7       Loss on Drying                                 <=2.0% corrected for water content
                   (LOD), USP (731)

         --------- ------------------------------ --------------------------------------------------------------------
         3.8       Residue on Ignition                                          <=0.2%
                   (ROI), USP (281)

         --------- ------------------------------ --------------------------------------------------------------------
         3.9       Container / Closure                  Double-bagged in polyethylene bags inside an HDPE drum

         --------- ------------------------------ --------------------------------------------------------------------


4.0      Storage and Handling:  Refer to MSDS for additional information
4.1      Store at controlled room temperature (15-30(Degree)C)
4.2      Observe appropriate MSDS safety precautions when handling.